FBL Financial Group, Inc.
Investment Portfolio Summary
December 31, 2011

Investments

Our investment portfolio increased 9.3% to $6,397.2 million at December 31, 2011 compared to $5,853.3 million at December 31, 2010. While the portfolio increased due to positive cash flows from operating and financing activities, the primary drivers were the increase in the volume of annuity business and a $278.1 million increase in the fair market value of fixed maturity securities during 2011 to a net unrealized gain of $380.6 million at December 31, 2011. A decline in U.S. Treasury yields more than offset any widening in credit spreads that occurred across our fixed maturity portfolio during 2011. Moderately wide credit spreads in certain sectors continue to impact our investment portfolio.

We manage our investment portfolio with a strategy designed to achieve superior risk-adjusted returns consistent with the investment philosophy of maintaining a largely investment grade portfolio and providing adequate liquidity for obligations to policyholders and other requirements. The Company's investment policy calls for investing almost exclusively in fixed maturities that are investment grade and meet our quality and yield objectives. We prefer to invest in securities with intermediate maturities because they more closely match the intermediate nature of our policy liabilities. We believe this strategy is appropriate for managing our cash flows.

Fixed Maturity Acquisitions Selected Information

	Year ended December 31,
	2011	2010
	(Dollars in thousands)
Cost of acquisitions:
Corporate	$444,126	$394,491
Mortgage and asset-backed	340,442	331,210
United States Government and agencies	6,094	—
Tax-exempt municipals	15,333	—
Taxable municipals	24,864	243,348
Total	$830,859	$969,049
Effective annual yield	5.10%	4.67%
Credit quality
NAIC 1 designation	62.1%	81.5%
NAIC 2 designation	37.1%	18.5%
Non investment grade	0.8%	—
Weighted-average life in years	10.1	14.2

The table above summarizes selected information for fixed maturity purchases related to continuing operations. The effective annual yield shown is the yield calculated to the "worst-call date." For noncallable bonds, the worst-call date is always the maturity date. For callable bonds, the worst-call date is the call or maturity date that produces the lowest yield. The weighted-average maturity is calculated using scheduled pay-downs and expected prepayments for amortizing securities. For non-amortizing securities, the weighted-average maturity is equal to the stated maturity date.

A portion of the securities acquired during 2011 and 2010 were acquired with the proceeds from advances on our funding agreements with the Federal Home Loan Bank (FHLB). The securities acquired to support these funding agreements often carry a lower average yield than securities acquired to support our other insurance products, due to the relatively low interest rate paid on those advances. The average yield of the securities acquired, excluding the securities supporting these funding agreements, was 5.14% during 2011 and 5.57% during 2010.

Investment Portfolio Summary

	December 31, 2011		December 31, 2010
	Carrying Value	Percent	Carrying Value	Percent
	(Dollars in thousands)
Fixed maturities - available for sale:
Public	$4,203,360	65.7%	$3,767,277	64.4%
144A private placement	1,104,042	17.3	866,574	14.8
Private placement	263,148	4.1	236,718	4.0
Total fixed maturities - available for sale	5,570,550	87.1	4,870,569	83.2
Equity securities	57,432	0.9	56,486	1.0
Mortgage loans	552,359	8.6	552,348	9.4
Real estate	2,541	—	8,265	0.1
Policy loans	172,368	2.7	170,341	3.0
Other investments	189	—	461	—
Short-term investments	41,756	0.7	194,871	3.3
Total investments	$6,397,195	100.0%	$5,853,341	100.0%

As of December 31, 2011, 95.0% (based on carrying value) of the available-for-sale fixed maturity securities were investment grade debt securities, defined as being in the highest two National Association of Insurance Commissioners (NAIC) designations. Non-investment grade debt securities typically provide higher yields and involve greater risks than investment grade debt securities because their issuers are often more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. We regularly review the percentage of our portfolio that is invested in non-investment grade debt securities (NAIC designations 3 through 6). As of December 31, 2011, the investment in non-investment grade debt was 5.0% of available-for-sale fixed maturity securities. At that time, no single non-investment grade holding exceeded 0.2% of total investments.

Credit Quality by NAIC Designation and Equivalent Rating

		December 31, 2011		December 31, 2010
NAIC Designation	Equivalent Rating (1)	Carrying Value	Percent	Carrying Value	Percent
		(Dollars in thousands)
1	AAA, AA, A	$3,578,880	64.2%	$3,130,353	64.3%
2	BBB	1,715,577	30.8	1,444,012	29.6
	Total investment grade	5,294,457	95.0	4,574,365	93.9
3	BB	147,609	2.7	189,006	3.9
4	B	66,215	1.2	68,105	1.4
5	CCC	46,288	0.8	26,275	0.5
6	In or near default	15,981	0.3	12,818	0.3
	Total below investment grade	276,093	5.0	296,204	6.1
	Total fixed maturities - available for sale	$5,570,550	100.0%	$4,870,569	100.0%

(1)
Equivalent ratings are based on those provided by nationally recognized rating agencies with some exceptions for certain residential, commercial and asset-backed securities where they are based on the expected loss of the security rather than the probability of default.

Military housing fixed maturity securities with characteristics similar to commercial mortgage-backed securities with an estimated fair value of $73.2 million at December 31, 2010 were reclassified within the following schedules. These securities were previously included within the state, municipal and other governments category.

Gross Unrealized Gains and Gross Unrealized Losses by Internal Industry Classification

	December 31, 2011
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Basic industrial	$239,808	$214,485	$24,566	$25,323	$(4,025)
Capital goods	150,757	140,811	16,443	9,946	(1,160)
Communications	102,551	86,919	8,394	15,632	(739)
Consumer cyclical	145,587	122,866	11,713	22,721	(1,904)
Consumer noncyclical	224,045	207,345	24,066	16,700	(256)
Energy	372,276	344,941	42,784	27,335	(1,235)
Finance	758,008	552,897	34,992	205,111	(27,468)
Transportation	89,825	67,919	9,350	21,906	(1,066)
Utilities	771,798	735,620	113,604	36,178	(4,750)
Other	43,492	40,552	4,776	2,940	(51)
Total corporate securities	2,898,147	2,514,355	290,688	383,792	(42,654)
Collateralized debt obligation	270	270	—	—	—
Mortgage and asset-backed securities	1,534,994	1,241,859	88,782	293,135	(51,535)
United States Government and agencies	52,677	52,677	7,446	—	—
State, municipal and other governments	1,084,462	1,031,202	92,968	53,260	(5,139)
Total	$5,570,550	$4,840,363	$479,884	$730,187	$(99,328)

	December 31, 2010
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Basic industrial	$193,329	$168,046	$17,952	$25,283	$(2,764)
Capital goods	99,546	81,555	8,230	17,991	(2,546)
Communications	92,013	92,013	6,944	—	—
Consumer cyclical	101,246	77,703	6,407	23,543	(2,203)
Consumer noncyclical	192,478	178,111	17,536	14,367	(557)
Energy	286,687	240,361	21,714	46,326	(3,225)
Finance	682,113	470,639	28,405	211,474	(22,403)
Transportation	89,719	89,685	8,785	34	(3)
Utilities	678,277	601,867	56,507	76,410	(3,731)
Other	60,190	53,651	4,363	6,539	(606)
Total corporate securities	2,475,598	2,053,631	176,843	421,967	(38,038)
Collateralized debt obligation	1,220	1,220	—	—	—
Mortgage and asset-backed securities	1,383,515	1,010,944	47,333	372,571	(69,174)
United States Government and agencies	48,204	48,204	5,607	—	—
State, municipal and other governments	962,032	404,008	9,808	558,024	(29,965)
Total	$4,870,569	$3,518,007	$239,591	$1,352,562	$(137,177)

Non-Sovereign European Debt Exposure

	December 31, 2011		December 31, 2010
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
Italy	$19,689	$19,243	$19,684	$19,330
Spain	15,428	17,859	15,428	17,958
Ireland	7,998	9,128	10,754	10,367
Subtotal	43,115	46,230	45,866	47,655
United Kingdom	117,384	119,698	86,517	85,944
France	24,939	24,701	24,940	26,750
Other countries	87,633	92,183	89,072	94,766
Subtotal	229,956	236,582	200,529	207,460
Total European exposure	$273,071	$282,812	$246,395	$255,115

The table above reflects our exposure to non-sovereign European debt. This represents 5.1% of total fixed maturities as of December 31, 2011 and 5.2% as of December 31, 2010. The exposures are primarily in the industrial, financial and utility sectors. We do not own any securities issued by European governments.

Credit Quality of Available-for-Sale Fixed Maturity Securities with Unrealized Losses

		December 31, 2011
NAIC Designation	Equivalent Rating	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$321,870	44.1%	$(26,239)	26.4%
2	BBB	237,980	32.6	(19,550)	19.7
	Total investment grade	559,850	76.7	(45,789)	46.1
3	BB	62,126	8.5	(7,053)	7.1
4	B	57,221	7.8	(12,468)	12.6
5	CCC	37,929	5.2	(20,796)	20.9
6	In or near default	13,061	1.8	(13,222)	13.3
	Total below investment grade	170,337	23.3	(53,539)	53.9
	Total	$730,187	100.0%	$(99,328)	100.0%

		December 31, 2010
NAIC Designation	Equivalent Rating	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$962,069	71.1%	$(58,058)	42.3%
2	BBB	202,758	15.0	(16,339)	11.9
	Total investment grade	1,164,827	86.1	(74,397)	54.2
3	BB	96,497	7.1	(16,464)	12.0
4	B	56,961	4.2	(15,715)	11.5
5	CCC	22,179	1.7	(14,300)	10.4
6	In or near default	12,098	0.9	(16,301)	11.9
	Total below investment grade	187,735	13.9	(62,780)	45.8
	Total	$1,352,562	100.0%	$(137,177)	100.0%

Available-For-Sale Fixed Maturity Securities with Unrealized Losses by Length of Time

	December 31, 2011
	Amortized Cost		Gross Unrealized Losses
	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
	(Dollars in thousands)
Three months or less	$—	$155,584	$—	$(2,427)
Greater than three months to six months	—	183,601	—	(8,089)
Greater than six months to nine months	—	67,078	—	(6,599)
Greater than nine months to twelve months	—	10,633	—	(514)
Greater than twelve months	123,620	288,999	(53,496)	(28,203)
Total	$123,620	$705,895	$(53,496)	$(45,832)

	December 31, 2010
	Amortized Cost		Gross Unrealized Losses
	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
	(Dollars in thousands)
Three months or less	$—	$688,711	$—	$(18,765)
Greater than three months to six months	7,228	2,000	(43)	(1,180)
Greater than six months to nine months	—	2,469	—	(19)
Greater than twelve months	119,049	670,282	(53,994)	(63,176)
Total	$126,277	$1,363,462	$(54,037)	$(83,140)

Available-For-Sale Fixed Maturity Securities with Unrealized Losses by Maturity Date

	December 31, 2011		December 31, 2010
	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Due in one year or less	$14,404	$(234)	$94	$(26)
Due after one year through five years	68,826	(9,304)	49,921	(6,301)
Due after five years through ten years	141,409	(6,554)	105,477	(7,976)
Due after ten years	212,413	(31,701)	824,499	(53,700)
	437,052	(47,793)	979,991	(68,003)
Mortgage and asset-backed	293,135	(51,535)	372,571	(69,174)
Total	$730,187	$(99,328)	$1,352,562	$(137,177)

Mortgage and Asset-Backed Securities

Mortgage and asset-backed securities comprised 27.6% at December 31, 2011 and 28.4% at December 31, 2010 of our total available-for-sale fixed maturity securities. These securities are purchased when we believe these types of investments provide superior risk-adjusted returns compared to returns of more conventional investments such as corporate bonds and mortgage loans. These securities are diversified as to collateral types, cash flow characteristics and maturity.

The repayment pattern on mortgage and other asset-backed securities is more variable than that of more traditional fixed maturity securities because the repayment terms are tied to underlying debt obligations that are subject to prepayments, which in the current economic environment includes defaults. The prepayment speeds (e.g., the rate of individuals refinancing their home mortgages) can vary based on a number of economic factors that cannot be predicted with certainty. These factors include the prevailing interest rate environment and general status of the economy.

At each balance sheet date, we review and update our expectation of future prepayment speeds and the book value of the mortgage and other asset-backed securities purchased at a premium or discount is reset, if needed, to result in a constant effective yield over the life of the security. This effective yield is computed using historical principal payments and expected future principal payment patterns. Any adjustments to book value to derive the constant effective yield, which may include the reversal of premium or discount amounts previously amortized or accrued, are recorded in the current period as a component of net investment income. Accordingly, deviations in actual prepayment speeds from that originally expected or changes in expected prepayment speeds can cause a change in the yield earned on mortgage and asset-backed securities purchased at a premium or discount and may result in adjustments that have a material positive or negative impact on reported results. Increases in prepayment speeds, which typically occur in a decreasing interest rate environment, generally increase the rate at which discount is accrued and premium is amortized into income. Decreases in prepayment speeds, which typically occur in an increasing interest rate environment, generally slow down the rate at which these amounts are recorded into income.

Mortgage and Asset-Backed Securities by Type

	December 31, 2011
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$391,177	$400,432	$399,038	7.2%
Pass-through	69,131	67,494	74,354	1.3
Planned and targeted amortization class	174,616	177,492	184,710	3.3
Other	17,661	17,705	17,837	0.3
Total residential mortgage-backed securities	652,585	663,123	675,939	12.1
Commercial mortgage-backed securities	452,980	460,990	490,895	8.8
Other asset-backed securities	392,182	435,912	368,160	6.7
Total	$1,497,747	$1,560,025	$1,534,994	27.6%

	December 31, 2010
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$439,246	$445,450	$431,489	8.9%
Pass-through	84,442	82,444	87,167	1.8
Planned and targeted amortization class	173,028	174,790	176,994	3.6
Other	23,452	23,516	23,662	0.5
Total residential mortgage-backed securities	720,168	726,200	719,312	14.8
Commercial mortgage-backed securities	395,201	398,795	405,379	8.3
Other asset-backed securities	289,987	311,602	258,824	5.3
Total	$1,405,356	$1,436,597	$1,383,515	28.4%

The residential mortgage-backed portfolio includes pass-through and collateralized mortgage obligation (CMO) securities. With a pass-through security, we receive a pro rata share of principal payments as payments are made on the underlying mortgage loans. CMOs consist of pools of mortgages divided into sections or "tranches" which provide sequential retirement of the bonds. We invest in sequential tranches which provide cash flow stability in that principal payments do not occur until the previous tranches are paid off. In addition, to provide call protection and more stable average lives, we invest in CMOs such as planned amortization class (PAC) and targeted amortization class (TAC) securities. CMOs of these types provide more predictable cash flows within a range of prepayment speeds by shifting the prepayment risks to support tranches. We generally do not purchase certain types of CMOs that we believe would subject the investment portfolio to greater than average risk. These include, but are not limited to, principal only, floater, inverse floater, PAC II and support tranches.

The commercial mortgage-backed securities are primarily sequential securities. Commercial mortgage-backed securities typically have cash flows that are less subject to refinance risk than residential securities principally due to prepayment restrictions on many of the underlying commercial mortgage loans.

The other asset-backed securities are backed by both residential and non-residential collateral. The collateral for residential asset-backed securities primarily consists of second lien fixed-rate home equity loans. The cash flows of these securities are less subject to prepayment risk than residential mortgage-backed securities as the borrowers are less likely to refinance than those with only a first lien mortgage. The collateral for non-residential asset-backed securities primarily includes securities backed by credit card receivables, auto dealer receivables, auto installment loans, aircraft leases, middle market business loans, timeshare receivables and trade and account receivables. These securities are high quality, short-duration assets with limited cash flow variability.

Our direct exposure to the Alt-A home equity and subprime first-lien sectors is limited to investments in structured securities collateralized by senior tranches of residential mortgage loans with this exposure. We also have a partnership interest in an investment grade securities fund that owns securities backed by Alt-A home equity, subprime first-lien and adjustable rate mortgage collateral. The fund is reported as securities and indebtedness of related parties in our consolidated balance sheets with a fair value of $16.5 million at December 31, 2011 and $14.7 million at December 31, 2010. We do not own any direct investments in subprime lenders or adjustable rate mortgages.

Mortgage and Asset-Backed Securities by Collateral Type

	December 31, 2011			December 31, 2010
	Amortized Cost	Carrying Value	Percent of Fixed Maturities	Amortized Cost	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)			(Dollars in thousands)
Government agency	$276,161	$306,833	5.5%	$205,595	$221,051	4.5%
Prime	248,297	251,948	4.5	374,983	374,625	7.7
Alt-A	177,567	155,435	2.8	192,809	161,199	3.3
Subprime	15,652	10,674	0.2	16,154	12,470	0.3
Commercial mortgage	452,980	490,895	8.8	395,201	405,379	8.3
Non-mortgage	327,090	319,209	5.8	220,614	208,791	4.3
Total	$1,497,747	$1,534,994	27.6%	$1,405,356	$1,383,515	28.4%

The mortgage and asset-backed securities can be summarized into three broad categories: residential, commercial and other asset-backed securities.

Residential Mortgage-Backed Securities by Collateral Type and Origination Year

	December 31, 2011
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2011	$76,243	$85,085	$—	$—	$76,243	$85,085
2010	95,695	102,093	2,404	2,416	98,099	104,509
2009	19,991	20,973	—	—	19,991	20,973
2008	18,438	22,333	—	—	18,438	22,333
2007	—	—	22,532	13,686	22,532	13,686
2006 and prior	307,421	323,971	109,861	105,382	417,282	429,353
Total	$517,788	$554,455	$134,797	$121,484	$652,585	$675,939

	December 31, 2010
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2010	$72,972	$73,571	$3,065	$3,062	$76,037	$76,633
2009	21,015	21,929	—	—	21,015	21,929
2008	18,140	21,133	—	—	18,140	21,133
2007	1,472	1,629	24,656	15,462	26,128	17,091
2006	13,570	12,029	9,987	6,410	23,557	18,439
2005 and prior	446,372	461,312	108,919	102,775	555,291	564,087
Total	$573,541	$591,603	$146,627	$127,709	$720,168	$719,312

(1)
 Insurance on 2006 Alt-A issues is provided by MBIA Insurance Corporation (100% in 2011 and 2010). Insurance on 2007 Alt-A issues is provided by Assured Guaranty Ltd. (35% in 2011 and 36% in 2010) and MBIA Insurance Corporation (45% in 2011 and 41% in 2010). There is no insurance coverage on Government & Prime investments or Alt-A investments with collateral originating prior to 2006 or after 2007.

Residential Mortgage-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2011		December 31, 2010
NAIC Designation	Equivalent Rating	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$655,522	97.0%	$693,938	96.5%
3	BB	—	—	7,857	1.1
4	B	6,305	0.9	17,500	2.4
5	CCC	14,112	2.1	17	—
	Total	$675,939	100.0%	$719,312	100.0%

Commercial Mortgage-Backed Securities by Origination Year

	December 31, 2011		December 31, 2010
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2011	$88,251	$98,087	$—	$—
2010	15,835	16,430	16,039	16,199
2009	19,798	24,142	19,570	22,303
2008	96,333	116,893	96,148	108,132
2007	75,049	71,593	75,109	68,656
2006 and prior	157,714	163,750	188,335	190,089
Total	$452,980	$490,895	$395,201	$405,379

Commercial Mortgage-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2011		December 31, 2010
NAIC Designation	Equivalent Rating	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	GNMA	$223,374	45.5%	$157,638	38.9%
1	FNMA	15,441	3.1	14,579	3.6
1	AAA, AA, A
	Generic	148,320	30.2	115,691	28.5
	Super Senior	57,360	11.7	59,376	14.6
	Mezzanine	4,069	0.8	4,160	1.1
	Junior	11,704	2.4	12,826	3.2
	Total AAA, AA, A	221,453	45.1	192,053	47.4
2	BBB	20,943	4.3	18,295	4.5
3	BB	6,633	1.4	15,359	3.8
4	B	1,983	0.4	6,179	1.5
5	CCC	1,068	0.2	1,276	0.3
	Total	$490,895	100.0%	$405,379	100.0%

Government National Mortgage Association (GNMA), guarantees principal and interest on mortgage backed securities. The guarantee is backed by the full faith and credit of the United States Government. The Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Association (FHLMC) are government-sponsored enterprises (GSE's) that were chartered by Congress to reduce borrowing costs for certain homeowners. GSE's have carried an implicit backing of the U.S. Government but do not have explicit guarantees like GNMA. The Housing and Economic Recovery Act of 2008 allows the government to expand its line of credit to $200 billion each for Fannie Mae and Freddie Mac. Late in 2009, the U.S. Treasury revised these caps to expand as needed to cover losses over the next three years. The revision was intended to show support for these firms throughout the housing crisis by the U.S. Treasury.

The AAA, AA and A rated commercial mortgage-backed securities are broken down into categories based on subordination levels. Rating agencies disclose subordination levels, which measure the amount of credit support that the bonds (or tranches) have from subordinated bonds (or tranches). Generic is a term used for securities issued prior to 2005. The super senior securities have subordination levels greater than 27%, the mezzanine securities have subordination levels in the 17% to 27% range and the junior securities have subordination levels in the 9% to 16% range. Also included in the commercial mortgage backed securities are military housing bonds totaling $87.2 million at December 31, 2011 and $73.2 million at December 31, 2010. These bonds are used to fund the construction of multi-family homes on United States military bases. The bonds are backed by a first mortgage lien on residential military housing projects.

Other Asset-Backed Securities by Collateral Type and Origination Year

	December 31, 2011
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2011	$—	$—	$—	$—	$—	$—	$42,162	$41,633	$42,162	$41,633
2010	—	—	—	—	—	—	101,305	101,391	101,305	101,391
2009	—	—	—	—	—	—	35,407	35,483	35,407	35,483
2007	4,990	2,565	7,605	4,477	—	—	45,850	45,366	58,445	52,408
2006 and prior	1,680	1,761	35,165	29,474	15,652	10,674	102,366	95,336	154,863	137,245
Total	$6,670	$4,326	$42,770	$33,951	$15,652	$10,674	$327,090	$319,209	$392,182	$368,160

	December 31, 2010
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2010	$—	$—	$—	$—	$—	$—	$94,793	$95,623	$94,793	$95,623
2009	—	—	—	—	—	—	53,353	53,740	53,353	53,740
2007	4,988	1,920	7,964	4,293	—	—	24,873	25,003	37,825	31,216
2006	—	—	23,398	15,978	—	—	9,902	9,949	33,300	25,927
2005 and prior	2,049	2,153	14,820	13,219	16,154	12,470	37,693	24,476	70,716	52,318
Total	$7,037	$4,073	$46,182	$33,490	$16,154	$12,470	$220,614	$208,791	$289,987	$258,824

(1)
Insurance on 2006 Alt-A issues is provided by Financial Guaranty Insurance Co. (FGIC) (23% in 2011 and 25% in 2010) and AMBAC Assurance Corporation (Ambac) (36% in 2011 and 35% in 2010). Insurance on 2007 Alt-A issues is provided by Ambac (57% in 2011 and 55% in 2010), and FGIC (43% in 2011 and 45% in 2010). The 2006 and 2007 Government & Prime issues are 100% insured by Ambac (2006 issues) and MBIA Insurance Corporation (2007 issues). There is no insurance coverage on other asset-backed securities with subprime or non-mortgage collateral or on collateral originating prior to 2006 or after 2007.

Other Asset-Backed Securities by NAIC Designation and Equivalent Rating

		December 31, 2011		December 31, 2010
NAIC Designation	Equivalent Ratings	Carrying Value	Percent of Total	Carrying Value	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$349,801	95.0%	$248,929	96.2%
2	BBB	6,591	1.8	1,068	0.4
3	BB	417	0.1	—	—
4	B	2,476	0.6	1,309	0.5
5	CCC	4,608	1.3	6,233	2.4
6	In or near default	4,267	1.2	1,285	0.5
	Total	$368,160	100.0%	$258,824	100.0%

The mortgage and asset-backed portfolios include securities wrapped by monoline bond insurers to provide additional credit enhancement for the investment. We believe these securities were underwritten at investment grade levels excluding any credit enhancing protection. At December 31, 2011, the fair value of our insured mortgage and asset-backed holdings totaled $33.3 million, or 2.2% of our mortgage and asset-backed portfolios and 0.6% of our total fixed income portfolio.

During 2009, FGIC was downgraded by rating agencies and in November 2009 was ordered to stop making payments. In March 2010, the Wisconsin Insurance Commissioner placed a temporary moratorium on payments for Ambac wrapped residential mortgage-backed securities. Securities with existing or expected cash flow concerns that are wrapped by FGIC or Ambac have been other-than-temporarily impaired. We do not consider the investments wrapped by other monoline bond insurers to be other-than-temporarily impaired at December 31, 2011, because we do not have reason to believe that those guarantees, if needed, will not be honored. We do not directly own any fixed income or equity investments in monoline bond insurers.

Residential Mortgage-Backed Securities and Other Asset-Backed Securities by Insurance

		December 31, 2011			December 31, 2010
	Insurers' S&P Rating (1)	Residential Mortgage- Backed	Other Asset- Backed	Total Carrying Value	Residential Mortgage- Backed	Other Asset- Backed	Total Carrying Value
Insured:		(Dollars in thousands)
Ambac	NR (2)	$—	$7,084	$7,084	$—	$5,453	$5,453
Assured Guaranty Ltd.	AA-	5,518	—	5,518	6,909	—	6,909
FGIC	NR (2)	—	8,712	8,712	—	6,915	6,915
MBIA Insurance Corporation	B	8,593	3,419	12,012	10,567	3,157	13,724
Total with insurance		14,111	19,215	33,326	17,476	15,525	33,001
Uninsured:
GNMA		92,738	—	92,738	108,520	—	108,520
FHLMC		119,112	1,761	120,873	52,769	2,153	54,922
FNMA		93,213	—	93,213	57,597	—	57,597
Other		356,765	347,184	703,949	482,950	241,146	724,096
Total		$675,939	$368,160	$1,044,099	$719,312	$258,824	$978,136

(1) Rating in effect as of December 31, 2011.
(2) No formal published rating.

Collateralized Debt Obligations

We held one collateralized debt obligation at December 31, 2011, which is backed by credit default swaps with no home equity exposure. We began reporting this security at fair value with changes in market value reflected as derivative income or loss within the consolidated statements of operations in accordance with an accounting change adopted in the third quarter of 2010.

State, Municipal and Other Government Securities

State, municipal and other government securities totaled $1.1 billion, or 19.5% of our portfolio and include investments in general obligation, revenue, military housing and municipal housing bonds. Our investment strategy is to utilize municipal bonds in addition to corporate bonds, as we believe they provide additional diversification and have historically low default rates compared with similarly rated corporate bonds. We evaluate the credit strength of the underlying issues on both a quantitative and qualitative basis, excluding insurance, prior to acquisition. The majority of the municipal bonds we hold are investment grade credits without consideration of insurance. Our municipal bonds are well diversified by type and geography with the top exposure being school general obligation bonds. Our municipal bond exposure has an average rating of AA and is trading at 91.9% of amortized cost. The insolvency of one or more of the credit enhancing entities would be a meaningful short-term market liquidity event, but would not dramatically increase our investment portfolio's risk profile. During 2010, military housing fixed maturity securities with characteristics similar to commercial mortgage-backed securities were reclassified from state, municipal and other government securities to commercial mortgage-backed securities.

Equity Securities

Equity securities totaled $57.4 million at December 31, 2011 and $56.5 million at December 31, 2010. Gross unrealized gains totaled $2.3 million and gross unrealized losses totaled $0.5 million at December 31, 2011. At December 31, 2010, gross unrealized gains totaled $2.8 million and gross unrealized losses totaled $1.2 million on these securities. The unrealized losses are primarily attributable to non-redeemable perpetual preferred securities from issuers in the financial sector.

Mortgage Loans

Mortgage loans totaled $552.4 million at December 31, 2011 and $552.3 million at December 31, 2010. Our mortgage loans are diversified as to property type, location and loan size, and are collateralized by the related properties. There were three mortgage loans more than 90 days delinquent with a carrying value of $18.9 million at December 31, 2011 and one mortgage loan more than 90 days delinquent with a carrying value of $1.1 million at December 31, 2010. There was also one mortgage loan less than 90 days delinquent as of December 31, 2010 with a carrying value of $14.9 million. The total number of commercial mortgage loans outstanding was 138 at December 31, 2011 and 187 at December 31, 2010. The average loan size increased as prior to the sale of EquiTrust Life during the fourth quarter of 2011, certain loans which were jointly owned by EquiTrust Life and Farm Bureau Life were exchanged so that each party owned whole loans and not a portion of individual loans. In 2011, new loans ranged from $1.8 million to $8.0 million in size, with an average loan size of $4.1 million and an average loan term of 15 years. Our mortgage lending policies establish limits on the amount that can be loaned to one borrower and require diversification by geographic location and collateral type. The majority of our mortgage loans amortize principal, with 7.1% that are interest only loans at December 31, 2011. At December 31, 2011, the average loan-to-value of the current outstanding principal balance using the most recent appraised value was 56.1% and the weighted average debt service coverage ratio was 1.5 based on the results of our 2010 annual study.

Mortgage Loans by Collateral Type

	December 31, 2011		December 31, 2010
Collateral Type	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
Office	$234,853	42.5%	$202,937	36.8%
Retail	178,954	32.4	189,564	34.3
Industrial	130,498	23.6	155,776	28.2
Other	8,054	1.5	4,071	0.7
Total	$552,359	100.0%	$552,348	100.0%

Mortgage Loans by Geographic Location within the United States

	December 31, 2011		December 31, 2010
Region of the United States	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
South Atlantic	$162,363	29.4%	$137,207	24.7%
Pacific	99,486	18.0	116,021	21.0
East North Central	93,159	16.9	102,505	18.6
West North Central	70,277	12.7	72,117	13.1
Mountain	28,099	5.1	38,487	7.0
West South Central	49,184	8.9	49,649	9.0
Other	49,791	9.0	36,362	6.6
Total	$552,359	100.0%	$552,348	100.0%

Mortgage Loans by Loan-to-Value Ratio (1)

	December 31, 2011		December 31, 2010
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
0% - 50%	$144,915	26.2%	$161,431	29.2%
50% - 60%	172,318	31.2	139,908	25.3
60% - 70%	171,146	31.0	207,371	37.6
70% - 80%	55,247	10.0	42,504	7.7
80% - 90%	8,733	1.6	1,134	0.2
Total	$552,359	100.0%	$552,348	100.0%

(1)
Loan-to-value ratio using most recent appraised value. Appraisals are updated periodically including when there is indication of a possible significant collateral decline or loan modification and refinance requests.

Mortgage Loans by Year of Origination

	December 31, 2011		December 31, 2010
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
2011	$48,557	8.8%	$—	—%
2010	28,578	5.2	33,985	6.2
2008	72,246	13.1	60,415	10.9
2007	27,441	5.0	35,019	6.3
2006 and prior	375,537	67.9	422,929	76.6
Total	$552,359	100.0%	$552,348	100.0%

Impaired Mortgage Loans
	Year ended December 31,
	2011	2010
	(Dollars in thousands)
Recorded investment	$6,294	$3,781
Unpaid principal balance	8,053	4,836
Related allowance	1,759	1,055

Allowance on Mortgage Loans
	Year ended December 31,
	2011	2010
	(Dollars in thousands)
Balance at beginning of period	$1,055	$240
Allowances established	—	815
Allowances from loan transfer	704	—
Balance at end of period	$1,759	$1,055

During December 2011, certain commercial mortgage loans were exchanged between EquiTrust Life and Farm Bureau Life prior to the sale of EquiTrust Life. These loans carried an allowance for loan losses of $0.7 million at December 31, 2011.